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                                                                     EXHIBIT 23



                                Ernst & Young LLP




                       Consent of the Independent Auditors


We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 17 to the Registration Statement No. 33-15935, dated February 27, 1998, of OLDE Custodian Fund to our report dated November 26, 1997, included in the 1997 Annual Report to shareholders of OLDE Custodian Fund.




Detroit, Michigan
February 27, 1998